                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-47895 of Enhance Financial Services Group Inc. on Form S-3 of our report dated March 19, 1999, appearing in the Annual Report on Form 10-K of Enhance Financial Services Group Inc. for the year ended
December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



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
DELOITTE & TOUCHE LLP
New York, New York
February 22, 2000
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